CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated October 17, 1997 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 2.



                                              /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP



Cincinnati, Ohio
  January 28, 1998